Exhibit 3.1

BYLAWS
OF
ITERIS, INC.

i

TABLE OF CONTENTS

(continued)

ii

BYLAWS
OF
ITERIS, INC.(1)
(hereinafter called the “Corporation”)

ARTICLE I

OFFICES

Section 1.                                                 Registered Office.

The Board of Directors shall fix the location of the principal executive office of the Corporation at any place within or outside the State of Delaware.  The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 2.                                                 Other Offices.

The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1.                                                 Place of Meetings.

Meetings of stockholders shall be held at any place within or outside the State of Delaware designated by the Board of Directors.  In the absence of any such designation, meetings of stockholders shall be held at the principal executive office of the Corporation.

Section 2.                                                 Annual Meeting.

The annual meeting of stockholders shall be held at such date and time as the Board of Directors may determine.  The annual meeting shall be held at the Corporation’s principal executed office, or at any other location as may be determined by the Board of Directors.  At each annual meeting, directors shall be elected and any other proper business may be transacted.

Section 3.                                                 Special Meetings.

Special meetings of the stockholders may be called at any time by the Board of Directors, by the chairman of the board, by the president or by one or more stockholders holding shares in the aggregate entitled to cast not less than 10% of the votes at that meeting.

(1)  The Corporation’s name was changed to Iteris, Inc. on October 22, 2004.

If a special meeting is called by any person or persons other than the Board of Directors, the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic of other facsimile transmission to the chairman of the board, the president, any vice-president, or the secretary of the Corporation.  The officer receiving the request shall promptly cause notice to be given to the stockholders entitled to vote, in accordance with the provisions of Sections 4 and 5 of this Article II, that a meeting will be held at the time requested by the person or persons calling the meeting, not fewer than 35 or more than 60 days after the receipt of the request.  If such notice is not given within 20 days after the receipt of the request, the person or persons requesting the meeting may give the notice.  Nothing contained in this paragraph of this Section 3 shall be construed as limiting, fixing or affecting the time when a meeting of stockholders called by action of the Board of Directors may be held.

Section 4.                                                 Notice of Meetings of Stockholders.

All notices of meetings of stockholders shall be sent or otherwise given in accordance with Section 5 of this Article II not fewer than ten or more than 60 days before the date of the meeting.  Such notice shall specify the place, date and hour of the meeting and (i) in the case of a special meeting, the general nature of the business to be transacted, or (ii) in the case of the annual meeting, those matters that the Board of Directors, at the time of giving the notice, intends to present for action by the stockholders.  The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees whom, at the time of the notice, management intends to present for election.

If action is proposed to be taken at any meeting for approval of (i) a contract or transaction in which a director has a direct or indirect financial interest, pursuant to Section 144 of the General Corporation Law of the State of Delaware (the “Delaware GCL”), (ii) an amendment of the Certificate of Incorporation, pursuant to Section 242 of the Delaware GCL, (iii) a reorganization of the Corporation pursuant to Section 251 of the Delaware GCL, (iv) a voluntary dissolution of the Corporation pursuant to Section 275 of the Delaware GCL, or (v) a distribution in dissolution, other than in accordance with the rights of outstanding preferred shares, pursuant to Section 275 of the Delaware GCL, the notice shall also state the general nature of that proposal.

Section 5.                                                 Manner of Giving Notice; Affidavit of Notice.

Notice of any meeting of stockholders shall be given either personally or by mail or telegraphic or other written communication, charges prepaid, addressed to each stockholder at the address of such stockholder appearing on the books of the Corporation or given by the stockholder to the Corporation for the purpose of notice.  If no such address appears on the books of the Corporation or is given, notice shall be deemed to have been given if sent to a stockholder by first-class mail or telegraphic or other written communication to the Corporation’s principal executive office, or if published at least-once in a newspaper of general circulation in the county where such office is located.  Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication.

If any notice addressed to a stockholder at the address of such stockholder appearing on the books of the Corporation is returned to the Corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver such notice to such stockholder at such address, each future notice and report shall be deemed to have been duly given without further mailing if it shall be available to the stockholder on written demand by the shareholder at the principal executive office of the Corporation for a period of one year from the date of the giving of such notice or report.

An affidavit of the mailing or other means of giving any notice of any meeting of stockholders shall be executed by the secretary, assistant secretary or any transfer agent of the Corporation giving the notice and shall be filed and maintained in the minute book of the Corporation.

Section 6.                                                 Quorum.

The presence in person or by proxy of the holders of a majority of the shares entitled to vote at a meeting of stockholders shall constitute a quorum for the transaction of business at such meeting.  The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

Section 7.                                                 Adjourned Meeting; Notice.

Any meeting of stockholders, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at such meeting, either in person or by proxy; but in the absence of a quorum, no other business may be transacted at such meeting, except as provided in Section 6 of this Article II.

When any meeting of stockholders, annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place are announced at a meeting at which the adjournment is taken, unless a new record date for the adjourned meeting is fixed or unless the adjournment is for more than 45 days from the date set for the original meeting, in which case the Board of Directors shall set a new record date.  Notice of any such adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 4 and 5 of this Article II.  At any adjourned meeting any business may be transacted that might have been transacted at the original meeting.

Section 8.                                                 Voting.

The stockholders entitled to vote at any meeting of the stockholders shall be determined in accordance with the provisions of Article V, Section 5, subject to the provisions of Section 217 of the Delaware GCL (relating to voting shares held by a fiduciary, or in joint ownership).  Unless otherwise required by law, the Certificate of Incorporation or these Bylaws, any question brought before any meeting of stockholders at which a quorum is present shall be decided by the vote of the holders of a majority of the stock represented and entitled to vote thereat.  Unless otherwise required by law, the Certificate of Incorporation or these Bylaws, each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder.

Every person entitled to vote for directors or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the secretary of the Corporation.  A proxy shall be deemed signed if the stockholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission, or otherwise) by the stockholder or the stockholder’s attorney in fact.  A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it, before the vote pursuant to that proxy, by a writing delivered to the Corporation stating that the proxy is revoked, or by a subsequent proxy executed by, or attendance at the meeting and voting in person by, the person executing the proxy; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the Corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of three years from the date of the proxy, unless otherwise provided in the proxy.  The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the Delaware GCL.

At any meeting of stockholders, the stockholders’ vote may be by voice vote or by ballot; provided, however, that any election for directors must be by ballot if demanded by any stockholder before the voting has begun.  On any matter other than elections of directors, any stockholder may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, but, if the stockholder fails to specify the number of shares which the stockholder is voting affirmatively, it will be conclusively presumed that the stockholder’s approving vote is with respect to all shares that the stockholder is entitled to vote.

At a stockholders’ meeting at which directors are to be elected, any stockholder shall be entitled to cumulate votes (i.e., cast for any one or more candidates a number of votes greater than the number of the stockholder’s shares) only if the candidates’ names have been placed in nomination prior to commencement of the voting and a stockholder has given notice prior to commencement of the voting of the stockholder’s intention to cumulate votes.  If any stockholder has given such a notice, then every stockholder entitled to vote may cumulate votes for candidates in nomination and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number votes to which that stockholder’s shares are entitled, or distribute the stockholder’s votes on the same principle among any or all of the candidates, as the stockholder thinks fit.  The candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected.

Section 9.                                                 Consent of Stockholders in Lieu Meeting.

Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at any meeting of stockholders of the Corporation, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  In the case of election of directors, such a consent shall be effective only if signed by the holders of all outstanding shares entitled to vote for the election of directors; provided, however, that a director may be elected at any time to fill a vacancy on the Board of Directors that has not been filled by the directors, by the written consent of the holders of a majority of the outstanding shares entitled to vote for the election of directors.  All such consents shall be filed with the secretary of the Corporation and shall be maintained in the corporate records.  Any stockholder giving a written consent, or the stockholder’s proxy holders, or a transferee of the shares or a personal representative of the stockholder or their respective proxy holders, may revoke the consent by a writing received by the secretary of the Corporation before written consents of the number of shares required to authorize the proposed action have been filed with the secretary.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.  This notice shall be given in the manner specified in Section 5 of this Article II.

Section 10.                                          List of Stockholders Entitled to Vote.

The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.  The list shall also be produced and kept at the time and place of the meeting, during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.

Section 11.                                          Stock Ledger.

The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 10 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

Section 12.                                          Waiver of Notice or Consent by Absent Stockholders.

The transactions of any meeting of stockholders, annual or special, however called and noticed and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after such meeting, each person entitled to vote, who was not present in person or by proxy, signs a written waiver of notice or a consent to a holding of such meeting or an approval of the minutes thereof.  Such waiver of notice or consent need not specify either the business to be transacted or the purpose of any annual or special meeting of stockholders except that, if action is taken or proposed to be taken for approval of any of those matters specified in the second paragraph of Section 4 of this Article II, the waiver of notice or consent shall state the general nature of the proposal.  All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Attendance by a person at a meeting shall also constitute a waiver of notice of such meeting, except that when the person objects at the beginning of the meeting to the transaction of any business thereat because such meeting is not lawfully called or convened, and except that attendance.at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice of such meeting if an objection is expressly made at such meeting.

Section 13.                                          Inspectors of Election.

Before any meeting of stockholders, the Board of Directors may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment.  If no inspectors of election are so appointed, the chairman of the meeting may, and on the request of any stockholder or a stockholder’s proxy shall, appoint inspectors of election at the meeting.  The number of such inspectors shall be either one or three.  If such inspectors are appointed at a meeting on the request of one or more stockholders or proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether one or three inspectors are to be appointed.  If any person appointed as inspector fails to appear or fails or refuses to act, the chairman of the meeting may, and upon the request of any stockholder or a stockholder’s proxy shall, appoint a person to fill that vacancy.

Such inspectors shall:

(a)                                 Determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;

(b)                                 Receive votes, ballots or consents;

(c)                                  Hear and determine all challenges and questions in any way arising in connection with the right to vote;

(d)                                 Count and tabulate all votes or consents;

(e)                                  Determine when the polls shall close;

(f)                                   Determine the result; and

(g)                                  Do any other acts that may be proper to conduct the election or vote with fairness to all stockholders.

Section 14.                                          Advance Notice of Stockholder Business (2)

Only business that has been properly brought before the stockholders meeting may be conducted at an annual meeting of the stockholders. To be properly brought before an annual stockholders meeting, business must be:

(i)                                     specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors;

(ii)                                  otherwise properly brought before the stockholders meeting by or at the direction of the Board of Directors; or

(iii)                               a proper matter for stockholder action under the Delaware General Corporation Law that has been properly brought before the stockholders meeting by a stockholder (A) who is a stockholder of record on the date of the giving of the notice provided for in this Section 14 and on the record date for the determination of stockholders entitled to vote at such annual meeting of the stockholders and (B) who complies with the notice procedures set forth in this Section 14.

For such business to be considered properly brought before the meeting by a stockholder, such stockholder must, in addition to any other applicable requirements, have given timely notice in proper form of such stockholder’s intent to bring such business before such meeting.  To be timely, such stockholder’s notice must:

(i)                                     in the case of a proposal submitted for inclusion in the Corporation’s proxy statement and form of proxy pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), meet the deadline for proposals submitted under such rule, or

(ii)                                  in the case of all other matters, be delivered to or mailed and received by the secretary of the Corporation at the Corporation’s principal executive offices not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the anniversary date of the immediately preceding annual meeting of the stockholders; provided, however, that in the event that no annual meeting of the stockholders was held in the previous year or the annual meeting of the stockholders is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first.

To be in proper form, a stockholder’s notice shall be in writing and shall set forth:

(i)                                     the name and record address of the stockholder who intends to propose the business, the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder or any Associated Person (as defined below) of such stockholder and any other direct or indirect positions, agreements or understandings to which such stockholder or any Associated Person of such stockholder is a party (including hedged positions, short positions, options, derivatives, convertible securities and any other stock appreciation or voting interests) which provide the opportunity to profit or share in any profit derived from any increase or decrease in the value of the shares of the Corporation;

(2)   Sections 14 and 15 were added on August 20, 2009.

(ii)           a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to introduce the business specified in the notice;

(ii)           a complete description of the business desired to be brought before the annual meeting of the stockholders and the reasons for conducting such business at the annual meeting of the stockholders;

(iv)          any material interest of the stockholder or any Associated Person of such stockholder in such business including any agreements the stockholder or any Associated Person of such stockholder may have with others in connection with such business; and

(v)           any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act.

If any of the foregoing information changes in any material respect from the date the notice is received through the date of the meeting, the stockholder shall promptly supplement such information to reflect such change by notice in writing and delivered to or mailed and received by the secretary of the Corporation at the Corporation’s principal executive offices.

For purposes of this Section 14 and Section 15, an “Associated Person” of any stockholder or proposed nominee shall mean (i) any member of the immediate family of such stockholder or proposed nominee sharing the same household with such stockholder or proposed nominee; (ii) any person controlling, controlled by, or under common control with, such stockholder or proposed nominee; (iii) any person acting in concert or as part of a group (within the meaning of the Exchange Act and the regulations promulgated thereunder) with such stockholder or proposed nominee; or (iv) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder or proposed nominee.

In order to include information with respect to a stockholder proposal in the Corporation’s proxy statement and form of proxy for a stockholders’ meeting, stockholders must provide notice as required by, and otherwise comply with the requirements of, the Exchange Act and the regulations promulgated thereunder in addition to the requirements of this Section 14.

No business shall be conducted at the annual meeting of the stockholders except business brought before the annual meeting of the stockholders in accordance with the procedures set forth in this Section 14. The chairperson of the meeting may refuse to acknowledge the proposal of any business not made in compliance with the foregoing procedure.

Section 15.              Advance Notice of Director Nominations.

Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors, except as may be otherwise provided in the certificate of incorporation with respect to the right of holders of a class of preferred stock of the Corporation to nominate and elect a specified number of directors.  To be properly brought before an annual meeting of the stockholders, or any special meeting of the stockholders called for the purpose of electing directors, nominations for the election of a director must be (i) specified in the notice of meeting (or any supplement thereto), (ii) made by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (iii) made by any stockholder of the Corporation (A) who is a stockholder of record on the date of the giving of the notice provided for in this Section 15 and on the record date for the determination of stockholders entitled to vote at such meeting and (B) who complies with the notice procedures set forth in this Section 15.

In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the secretary of the Corporation.  To be timely, a stockholder’s notice to the secretary must be delivered to or mailed and received at the Corporation’s principal executive offices, in the case of an annual meeting of the stockholders, in accordance with the provisions set forth in Section 14, and, the case of a special meeting of the stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever occurs first.

To be in proper form, a stockholder’s notice shall be in writing and shall set forth:

(i)            as to each person whom the stockholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person or any Associated Person of the person, (D) any other direct or indirect positions, agreements or understandings to which such person or any Associated Person of such person is a party (including hedged positions, short positions, options, derivatives, convertible securities and any other stock appreciation or voting interests) which provide the opportunity to profit or share in any profit derived from any increase or decrease in the value of the shares of the Corporation, (E) a description of all arrangements, understandings or material relationships between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, and (F) any other information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange. Act (including without limitation such person’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected and a completed questionnaire concerning such person’s business experience, beneficial ownership, relationships and transactions with the Corporation, independence and other matters typically contained in the Corporation’s questionnaire for directors and officers); and

(ii)           as to such stockholder giving notice, the information required to be provided pursuant to Section 14.

If any of the foregoing information changes in any material respect from the date the notice is received through the date of the meeting, the stockholder shall promptly supplement such information to reflect such change by notice in writing and delivered to or mailed and received by the secretary of the Corporation at the Corporation’s principal executive offices.

Subject to the rights of any holders of a class of preferred stock of the Corporation, no person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 15.  If the chairperson of the meeting properly determines that a nomination was not made in accordance with the foregoing procedures, the chairperson shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

ARTICLE III

DIRECTORS

Section 1.                Number, Election and Term of Directors.(3)

The Board of Directors shall consist of not less than six (6) nor more than eleven (11) members, the exact number of which shall be six (6) until changed, within the limits specified above by a resolution duly adopted by the Board of Directors or by the stockholders.  The indefinite number of directors may be changed, or a definite number fixed without provisions for an indefinite number, by a bylaw amending this Section 1; provided, however, that an amendment reducing the number of directors to a number less than five cannot be adopted if the votes case against its adoption at a meeting, or the shares not consenting in the case of action by written consent, are equal to more than 16-2/3% of the outstanding shares entitled to vote.  Except as provided in Section 2 of this Article, directors shall be elected by a plurality of the votes cast at the Annual Meetings of Stockholders, and each director so elected shall hold office until the next Annual Meeting and until his successor is duly elected and qualified, or until his earlier resignation or removal.  Any director may resign at any time upon notice to the Corporation.  Directors need not be stockholders.

Section 2.                Vacancies.

Unless otherwise required by law or the Certificate of Incorporation, vacancies in the Board of Directors may be filled by a majority vote or written consent of the directors then in office, through less than a quorum, or by a sole remaining director, except that a vacancy created by the removal of a director by the vote or written consent of the shareholders or by court order may be filled only by the vote of a majority of the shares entitled to vote for such director represented at a duly held meeting at which a quorum is present, or by the written consent of holders of all shares entitled to vote for the election of such director.  The directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified, or until their earlier resignation or removal.

(3)   Section 1 was amended in full on September 16, 2005.  The first sentence of this Section 1 was further amended on December 15, 2016.

The Board of Directors may increase the number of directors within the limits specified in Section 1 of this Article and any vacancy so created may be filled by the Board of Directors in accordance with the provisions of Article Fourth, Section of the Certificate of Incorporation unless otherwise required by law.

A vacancy or vacancies in the Board of Directors shall be deemed to exist in the event of the death, resignation, or removal of any director, or if the Board of Directors by resolution declares vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony, or if the authorized number of directors is increased, or if the stockholders fail, at any meeting of stockholders at which any director or directors are elected, to elect the number of directors to be voted for at that meeting.

Subject to any applicable provision of the Certificate of Incorporation the stockholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors, but any such election by written consent other than to fill a vacancy created by removal shall require the consent of a majority of the outstanding shares entitled to vote.

Any director may resign effective on giving written notice to the chairman of the board, the president, the secretary, or the Board of Directors, unless the notice specifies a later time for that resignation to become effective.  If the resignation of a director is effective at a future time, the Board of Directors may elect a successor to take office when the resignation becomes effective.

No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

Section 3.                Duties and Powers.

The business of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders,

Section 4.                Meetings.

The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.  Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors.  In the absence of such a determination, regular meetings shall be held at the principal executive office of the Corporation.  Special meetings of the Board of Directors may be called by the chairman, if there be one, the president, or a majority of the directors.  Notice of special meetings stating the place, date and hour of the meeting shall be delivered personally or by telephone to each director or sent by first-class mail or telegram, charges prepaid, addressed to each director at that director’s address as it is shown on the records of the

Corporation.  In case the notice is mailed, it shall be deposited in the United States mail at least four days before the time of the holding of the meeting.  In case the notice is delivered personally, or by telephone or telegram, it shall be delivered personally or by telephone or to the telegraph company at least 48 hours before the time of the holding of the meeting.  Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving notice has reason to believe will promptly communicate it to the director.  The notice need not specify the purpose of the meeting nor the place if the meeting is to be held at the principal executive office of the corporation.

Immediately following each annual meeting of shareholders, the Board of Directors shall hold a regular meeting for the purpose of organization, any desired election of officers, and the transaction of other business.  Notice of this meeting shall not be required.

Section 5.                Quorum.

Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these Bylaws, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors.  If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 6.                Actions of Board.

Unless otherwise provided by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

Section 7.                Waiver of Notice.

The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes.  The waiver of notice or consent need not specify the purpose of the meeting.  All such waivers, consents, and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.  Notice of a meeting shall also be deemed given to any director who attends the meeting without protesting before or at its commencement, the lack of notice to that director.

Section 8.                Meetings by Means of Conference Telephone.

Unless otherwise provided by the Certificate of Incorporation or these Bylaws, members of the Board of Directors of the Corporation, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 8 shall constitute presence in person at such meeting.

Section 9.                Committees.

The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees, each committee to consist of two or more of the directors of the Corporation.  The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee.  In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member.  Each committee shall keep regular minutes and report to the Board of Directors when required.  Any committee, to the extent provided in the resolution of the board, shall have all the authority of the board, except with respect to:

(a)           the approval of any action which, under the Delaware GCL, also requires stockholders’ approval or approval of the outstanding shares;

(b)           the filling of vacancies on the Board of Directors or in any committee;

(c)           the fixing of compensation of the directors for serving on the board or on any committee;

(d)           the amendment or repeal of bylaws or the adoption of new bylaws;

(e)           the amendment or repeal of any resolution of the Board of Directors which by its express terms is not so amendable or repealable;

(f)            a distribution to the stockholders of the Corporation, except at a rate or in a periodic amount or within a price range determined by the Board of Directors;

(g)           the appointment of any other committees of the Board of Directors or the members of these committees.

Meetings and action of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these Bylaws, Sections 4 (Meetings), 5 (Quorum), 6 (Actions of Board), and 7 (Waiver of Notice) with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the Board of

Directors and its members, except that the time of regular meetings of committees may be determined either by resolution of the Board of Directors or by resolution of the committee; special meetings of committees may also be called by resolution of the Board of Directors; and notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee.  The Board of Directors may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.

Section 10.              Compensation.

The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director.  No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.  Members of special or standing committees may be allowed like compensation for attending committee meetings.

Section 11.              Interested Directors.

No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a for interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if (i) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transactions fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders.  Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

ARTICLE IV

OFFICERS

Section 1.                General.

The officers of the Corporation shall be chosen by the Board of Directors and shall be a president, a secretary and a chief financial officer.  The Board of Directors, in its discretion, may also choose a chairman of the Board of Directors (who must be a director) and one or more vice-presidents, assistant secretaries, assistant treasurers and other officers.  Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these Bylaws.  The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the chairman of the Board of Directors, need such officers be directors of the Corporation.  Except as otherwise provided herein, the officers of the Corporation shall perform such duties as the Board of Directors shall determine.

Section 2.                Election.

The Board of Directors at its first meeting held after each Annual Meeting of Stockholders shall appoint the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal.  The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

Section 3.                Voting Securities Owned by the Corporation.

Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of an on behalf of the Corporation by the president or any vice-president and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting or security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof the Corporation might have exercised and possessed if present.  The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

Section 4.                Chairman of the Board.

The chairman of the board shall be the chief executive officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the Corporation.  He shall preside at all meetings of the stockholders and at all meetings of the Board of Directors.  He shall be ex officio a member of all of the committees of the board, including the executive committee, if any, and shall have the general powers and duties of management usually vested in the chief executive officer of a Corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or the Bylaws.

Section 5.                President.

The president shall, subject to the control of the Board of Directors and, if there be one, the chairman of the Board of Directors, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.  He shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law.to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these Bylaws, the Board of Directors or the president.  In the absence or disability of the chairman of the Board of Directors, or if there be none, the president shall preside at all meetings of the stockholders and the Board of Directors.  If there be no chairman of the Board of Directors, the president shall be the chief executive officer of the Corporation.  The president shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these Bylaws or by the Board of Directors.

Section 6.                Vice Presidents.

In the absence or disability of the president, the vice presidents, if any, in order of their rank as fixed by the Board of Directors or, if not ranked, a vice president designated by the Board of Directors, shall perform all the duties of the president, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president.  The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or the bylaws, and the president, or the chairman of the board.

Section 7.                Secretary.

The secretary shall keep or cause to be.  kept, at the principal office or such other place as the Board of Directors may direct, a book of minutes of all meetings and actions of directors, committees of directors, and stockholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice given, the names of those present at directors’ meetings or committee meetings, the number of shares present or represented at stockholders’ meetings, and the proceedings.

The secretary shall keep, or cause to be kept, at the principal executive office or at the office of the Corporations transfer agent or registrar, as determined by resolution of the Board of Directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

The secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors required by the bylaws or by law to be given, and he shall keep the seal of the Corporation if one be adopted, in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by the Bylaws.

Section 8.                Chief Financial Officer.

The chief financial officer shall keep and maintain, or cause to he kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares.  The books of account shall at all reasonable times be open to inspection by any director.

The chief financial officer shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated.by the Board of Directors.  He, shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the president and directors, whenever they request it, an account of all of his transactions as chief financial officer and of the financial condition of the Corporation, and shall have other powers and perform such other duties as may be prescribed by the Board of Directors of the Bylaws.

Section 9.                Removal and Resignation of Officers.

Subject to the rights; if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board of Directors at any regular or special meeting of the Board or, except in the case of any officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

Any officer may resign at any time by giving written notice to the Corporation.  Any resignation shall take effect at the date of the receipt of such notice or at any later time specified in such notice; and, unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective.  Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the resigning officer is a party.

Section 10.              Vacancies in Offices.

A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to such office.

ARTICLE V

STOCK

Section 1.                Form of Certificates.(4)

The shares of stock of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may, subject to the limits imposed by law, provide by resolution or resolutions that some or all of any or all classes or series of the stock of the Corporation shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed, in the name of the Corporation (i) by the chairperson or vice-chairperson of the Board of Directors, or the president or a vice-president, and (ii) by the treasurer or an assistant treasurer, or the secretary or an assistant secretary, of the Corporation, representing the number of shares registered in certificate form. Certificates shall be in such form as the Board of Directors may from time to time prescribe, to the extent consistent with applicable law, provided that the Corporation shall not have the power to issue a certificate in bearer form.

Section 2.                Signatures.

Where a certificate is countersigned by (i) a transfer agent other than the Corporation or its employee, or (ii) a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Section 3.                Lost Certificates.

The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed.  When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

(4)   Section 1 was amended December 7, 2007.

Section 4.                Transfers.(5)

Stock of the Corporation shall be transferable in the manner prescribed by applicable law and in these Bylaws.  Transfers of stock shall be made on the books of the Corporation only by the registered holder thereof in person or by his or her attorney lawfully constituted in writing, (i) with regard to certificated shares, upon surrender for cancellation of certificates therefor properly endorsed for transfer and payment of all necessary transfer taxes, and (ii) with regard to uncertificated shares, upon delivery of proper transfer instructions and payment of all necessary transfer taxes and compliance with appropriate procedures for transferring shares in uncertificated form; provided, however, that such surrender and endorsement, compliance or payment of taxes shall not be required in any case in which the officers of the Corporation shall determine to waive such requirement.

Section 5.                Record Date.

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 days nor less than ten days before the date of such meeting, nor more than 60 days prior to any other action.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

If the Board of Directors does not so fix a record date:

(a)           The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

(b)           The record date for determining stockholders entitled to give consent to corporate action in writing without a meeting, (i) when no prior action by the board has been taken, shall be the day on which the first written consent is given or (ii) when prior action of the board has been  taken, shall be at the close of business on the day on which the board adopts the resolution relating to such prior action, or the sixtieth (60th) day before the date of such prior action, whichever is later.

(5)   Section 4 was amended on December 7, 2007.

Section 6.                Beneficial Owners.

The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

ARTICLE VI

GENERAL PROVISIONS

Section 1.                Dividends.

Dividends upon the capital stock of the Corporation, subject to applicable law and the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of the capital stock.  Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

Section 2.                Disbursements.

All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 3.                Fiscal Year.

The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 4.                Corporate Seal.

The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware.”  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE VII

INDEMNIFICATION

Section 1.                Power to Indemnify in Actions, Suits or Proceedings Other Than Those by or in the Right of the Corporation.

Subject to Section 3 of this Article VII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Section 2.                Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation.

Subject to Section 3 of this Article VII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 3.                Authorization of Indemnification.

Any indemnification under this Article VII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VII, as the case may be.  Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.  To the extent, however, that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case.

Section 4.                Good Faith Defined.

For purposes of any determination under Section 3 of this Article VII, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise.  The term “another enterprise” as used in this Section 4 shall mean any other corporation or any partnership, joint venture, trust or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent.  The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Sections 1 or 2 of this Article VII, as the case may be.

Section 5.                Indemnification by a Court.

Notwithstanding any contrary determination in the specific case under Section 3 of this Article VII, and notwithstanding the absence of any determination thereunder, any director, officer, employee or agent may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article VII.  The basis of such indemnification by a court shall be a determination by such court that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standards of conduct set forth in Sections 1 or 2 of this Article VII, as the case may be.  Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application.

Section 6.                Expenses Payable in Advance.

Expenses incurred in defending or investigating a threatened or pending action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VII.

Section 7.                Non-exclusivity of Indemnification and Advancement of Expenses.

The indemnification and advancement of expenses provided by or granted pursuant to this Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 1 and 2 of this Article VII shall be made to the fullest extent permitted by law.  The provisions of this Article VII shall not be deemed to preclude the indemnification of any person who is not specified in Sections 1 or 2 of this Article VII but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise.

Section 8.                Insurance.

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or the obligation to indemnify him against such liability under the provisions of this Article VII.

Section 9.                Meaning of “Corporation” for Purposes of Article VII.

For purposes of this Article VII, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VII with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

Section 10.              Survival of Indemnification and Advancement of Expenses.

The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

ARTICLE VIII

AMENDMENTS

Section 1.                Amendments by Stockholders or Board.(6)

These Bylaws may be altered, amended or repealed, in whole or in part, or new Bylaws may be adopted by the majority vote or written consent of the stockholders or the Board of Directors; provided however, that a change in the authorized number of directors must be accomplished as provided in Article III, Section 1 of these Bylaws.  Notwithstanding the foregoing and anything contained in this Certificate of Incorporation to the contrary, unless otherwise required by applicable law, Sections 14 and 15 of Article II the Bylaws shall not be amended, modified or repealed by the stockholders, and no provision inconsistent therewith shall be adopted by the stockholders, without the affirmative vote of the holders of at least 66(2/3)% of the voting power of all of the outstanding shares of the Corporation’s capital stock, voting together as a single class.

(6)   The last sentence of Section 1 was added pursuant to an amendment dated August 20, 2009.

CERTIFICATE OF SECRETARY

The undersigned does hereby certify:

(1)         That the undersigned is the duly elected and acting Secretary of ITERIS, INC., a Delaware corporation; and

(2)         That the foregoing Bylaws, comprising 24 pages, constitute the restated Bylaws of said Corporation as of the date hereof.

IN WITNESS WHEREOF, the undersigned has duly signed his name as of the 9th day of February 2017.

/s/ ANDREW C. SCHMIDT
Andrew C. Schmidt, Secretary